UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2008

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2008, Delta Air Lines, Inc. borrowed the entire amount of its $1.0 billion first-lien revolving credit facility (the “Revolving Facility”), which is a part of Delta’s senior secured exit financing facility (the “Exit Facilities”).  For additional information about the Revolving Facility and the Exit Facilities, including a description of maturity dates, interest rates, guarantees, collateral, and covenants, see Note 6 of the Notes to the Consolidated Financial Statements in Delta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 8.01    Other Events.

Delta today issued a memorandum to employees regarding the borrowing under the Revolving Facility and an amendment to its Visa/MasterCard credit card processing agreement.  A copy of the memorandum is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Memorandum dated August 25, 2008 from Edward H. Bastian to Delta Colleagues Worldwide titled “Strengthening Delta’s Liquidity Position”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Edward H. Bastian
Edward H. Bastian
Date: August 25, 2008		President and Chief Financial Officer